UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2018

ARQULE, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	000-21429	04-3221586
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Wall Street

Burlington, MA

(Address of principal executive offices)

01803

(Zip code)

(781) 994-0300

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5—Corporate Governance and Management

Item 5.07.   Submission of Matters to a Vote of Security Holders.

On May 8, 2018, at the 2018 Annual Meeting of Stockholders of ArQule, Inc. (the “Registrant”) the Registrant’s stockholders voted:

1.	To elect Timothy C. Barabe, Ran Nussbaum and Paolo Pucci as directors to hold office for a term of three years and until their respective successors are elected and qualified;

2.	To approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our Common Stock, $0.01 par value per share, from 100,000,000 to 200,000,000;

3.	To approve our new 2018 Employee Stock Purchase Plan and the authorization of 500,000 shares of our Common Stock to be available for issuance under the plan;

4.	To approve an amendment to our 2014 Equity Incentives Plan to increase the number of shares of our common stock available for issuance pursuant to future awards made under the plan by 3,750,000;

5.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2018;

6.	To approve, by non-binding vote, the compensation of our named executive officers; and

7.	To transact any other business that may properly come before the meeting or any adjournment of the meeting.

The voting results are set forth in Exhibit 99.1 to this report and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

99.1 Report of Matters Voted Upon by Stockholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARQULE, INC.
(Registrant)

/s/ Peter S. Lawrence
Peter S. Lawrence
President and Chief Operating Officer

May 10, 2018